Exhibit (d)(14)(ii)

Amendment to Investment Sub-Advisory Agreements

Prudential Investments LLC (“PI”) and American Skandia Investment Services, Inc. (“ASISI”), as applicable, and Marsico Capital Management, LLC (“Subadviser”) hereby agree to amend each of the seven investment subadvisory agreements (including all amendments and supplements thereto) listed below (each, an “Agreement” and collectively, the “Agreements”) by amending existing Exhibit A or Schedule A (as applicable) to each such Agreement (each, an “Existing Schedule A”), which addresses the level of fees under each such Agreement. Existing Schedule A is hereby superseded and replaced in its entirety with the attached Amended Schedule A, effective as of January 1, 2006.

The Agreements affected by this Amendment consist of the following:

1.

Investment Sub-Advisory Agreement effective as of May 1, 2003, by and among ASISI, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Marsico Capital Growth Portfolio of American Skandia Trust (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3000”);

2.

Investment Sub-Advisory Agreement effective as of May 1, 2003, by and among ASISI, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Strategic Partners Capital Growth Fund of Strategic Partners Mutual Funds, Inc. (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3100”);

3.

Subadvisory Agreement dated June 17, 2005, by and between PI and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to a portion of the Large Capitalization Growth Portfolio of the Target Portfolio Trust (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3010”);

4.

Subadvisory Agreement dated June 17, 2005, by and between PI and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to a portion of the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3110”);

5.

Subadvisory Agreement dated June 17, 2005, by and between PI and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to a portion of the Strategic Partners Moderate Allocation Fund of

Strategic Partners Asset Allocation Funds (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3120”);

6.

Subadvisory Agreement dated June 17, 2005, by and between PI and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to a portion of the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3130”); and

7.

Subadvisory Agreement dated as of January 1, 2006, by and between PI and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to a portion of the Global Portfolio of The Prudential Series Fund (the account containing the assets managed by the Subadviser under this Agreement is referred to as “Marsico Account 3140”).

PI and ASISI, as applicable, and Subadviser further agree that Amended Schedule A supersedes and replaces all other fee agreements or arrangements, whether written or oral, that may be applicable to the Agreements, including, but not limited to, the letter agreement dated March 2, 2001, by and between American Skandia, Inc. and Subadviser.

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IN WITNESS HEREOF, the PI, ASISI, and the Subadviser have duly executed this Amendment as of the date and year first written above.

PI

PRUDENTIAL INVESTMENTS LLC

By:___________________________
Name:________________________
Title:_________________________

ASISI

AMERICAN SKANDIA INVESTMENT SERVICES, INC.

By:___________________________
Name:________________________
Title:_________________________

SUBADVISER

MARSICO CAPITAL MANAGEMENT, LLC

By:__________________________

Name:________________________

Title:_________________________

Effective Date: January 1, 2006

AMENDED SCHEDULE A

As compensation for the services provided by Marsico Capital Management, LLC (“Marsico”) to the portfolio advised or sub-advised by Marsico under this Agreement (the “Portfolio”), Prudential Investments LLC (“Prudential”) and American Skandia Investment Services, Inc. (“ASISI”), jointly and severally, as applicable, will pay Marsico a monthly fee that is calculated based on the terms specified below. Capitalized terms used in this Amended Schedule A and not otherwise defined shall have the meanings given to them in this Amended Schedule A.

Advisory Fee

All asset totals shall be accrued daily and payments with respect to this Agreement shall be made monthly:

In the event Aggregate Assets are less than or equal to $1.5 billion, the fee shall equal 0.40% on an annualized basis of Portfolio Assets.

In the event Aggregate Assets are greater than $1.5 billion, the fee shall be computed in accordance with the formula set forth below.

[0.40% on an annualized basis x ($1,500,000,000 x Portfolio Asset Percentage)]

+ [0.35% on an annualized basis x (Aggregate Assets - $1,500,000,000) x Portfolio Asset Percentage]

Certain Defined Terms

Aggregate Assets means the aggregate average daily net assets of all Sub-Advised Accounts.

Portfolio Assets means the average daily net assets of the Portfolio or the portion of the Portfolio that is advised or sub-advised by Marsico, as applicable, under this Agreement.

Sub-Advised Accounts means the following accounts advised or sub-advised by Marsico for Prudential and ASISI, as applicable: (i) the AST Marsico Capital Growth Portfolio of the American Skandia Trust and the Strategic Partners Capital Growth Fund of the Strategic Partners Mutual Funds, Inc. (Marsico Account Nos. 3000 and 3100), (ii) the portion of the Strategic Partners Conservative Allocation Fund of the Strategic Partners Asset Allocation Funds that is sub-advised by Marsico (Marsico Account No. 3110), (iii) the portion of the Strategic Partners Moderate Allocation Fund of the Strategic Partners Asset Allocation Funds that is sub-advised by Marsico (Marsico Account No. 3120), (iv) the portion of the Strategic Partners Growth Allocation Fund of the Strategic Partners Asset Allocation Funds that is sub-advised by Marsico (Marsico Account No. 3130), (v) the portion of the Large Capitalization Growth Portfolio of the Target Portfolio Trust that is sub-advised by Marsico (Marsico Account No. 3010), (vi) the portion of the Global Portfolio of The Prudential Series Fund that is sub-advised by Marsico (Marsico Account No. 3140), (vii) the portion of the AST Advanced Strategies Portfolio of the American Skandia Trust that is sub-advised by Marsico (Marsico Account No. 3020) and (viii) other future large cap growth accounts under which Marsico provides substantially similar advisory or sub-advisory services and which Marsico, Prudential, and ASISI, as applicable, mutually agree in writing, may be included in determining the level of average daily net assets for purposes of this Agreement.

Portfolio Asset Percentage means Portfolio Assets divided by Aggregate Assets (i.e., Portfolio Assets/Aggregate Assets).

Dated as of January 1, 2006.